MAYTAG CORPORATION
                                Exhibit 11
                     Computation of Per Share Earnings
               (Amounts in thousands except per share data)


                                                 Year Ended December 31
                                               1994        1993       1992
PRIMARY
  Average shares outstanding                  106,485     106,123    105,924
  Net effect of dilutive stock options--
    based on the treasury stock method
    using average market price                    243         107        154
  Employee stock ownership plans                   67          22
                                 TOTAL        106,795     106,252    106,078

  Income (loss) before cumulative effect
    of accounting changes                   $ 151,137   $  51,270  $  (8,354)

       Per average share                    $    1.42   $     .48  $    (.08)


  Cumulative effect of accounting changes   $  (3,190)             $(307,000)

       Per average share                    $   (0.03)             $   (2.89)

  Net income (loss)                         $ 147,947   $  51,270  $(315,354)

       Per average share                    $    1.39   $     .48  $   (2.97)

FULLY DILUTED
  Average shares outstanding                  106,485     106,123    105,924
  Net effect of dilutive stock options--
    based on the treasury stock method
    using greater of average or ending
    market price                                  264         159        172
  Employee stock ownership plans                   67          22
  Assumed conversion of 6 1/2% convertible
  debentures                                                  411
                                 TOTAL        106,816     106,715    106,096

  Income (loss) before cumulative effect
    of accounting changes                   $ 151,137   $  51,270  $  (8,354)

       Per average share                    $    1.41   $     .48  $    (.08)

  Cumulative effect of accounting changes   $  (3,190)             $(307,000)

       Per average share                    $   (0.03)             $   (2.89)

  Net income (loss)                         $ 147,947   $  51,270  $(315,354)

       Per average share                    $    1.39   $     .48  $   (2.97)